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                                                                     Exhibit 5.1

                     [LETTERHEAD OF MAYER, BROWN & PLATT]


                               December __, 2001


Westpac Securitisation Management Pty Limited
Level 25, 60 Martin Place
Sydney NSW 2000
Australia

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3, File No. 333-32944 (as amended, the "Registration Statement"), and the Base Prospectus and related Prospectus Supplement forming a part thereof (the "Prospectus"), filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to certain series of Mortgaged Backed Notes ("Notes"). The Registration Statement and the Prospectus relate to the offer and sale of each series of Notes. Each series of Notes will be issued by Westpac Securities Administration Limited, as issuer trustee (the "Issuer Trustee") of a specific trust (the "Trust"), pursuant to the terms of the Master Trust Deed, the Notice of Creation of Trust, the Series Notice, the direction from the Trust Manager to the Issuer Trustee to issue the Notes, the Note Trust Deed, the Terms and Conditions of the Notes and the Agency Agreement (collectively, the "Documents") as described in the Registration Statement. Each series of Notes may include one or more classes of Notes. The Master Trust Deed and forms of certain of the other Documents are included as exhibits to the Registration Statement. We have examined the Registration Statement, the Documents, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Notes to an original purchaser who is subject to United States Federal income tax that appears under the heading "United States Federal Income Tax Matters" in the Base Prospectus and "Federal Income Tax Consequences" in the Prospectus Supplement (collectively, the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

     We have assumed for the purposes of the opinions set forth below that the Notes will be issued as described in the Registration Statement and that the Notes will, at your direction, be sold by the Issuer Trustee for reasonably equivalent consideration. We have also assumed that the Documents and the Notes will be duly authorized by all necessary corporate action and that the Notes will be duly issued, executed, authenticated and delivered in accordance with the
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Westpac Securitisation Management
Pty Limited
December __, 2001
Page 2

provisions of the Documents. In addition, we have assumed that the parties to each Document will satisfy their respective obligations thereunder.

     With respect to the opinion set forth in paragraph 1 of this letter, we have relied, without independent investigation, on the opinion of Allens Arthur Robinson to be dated on or about the Closing Date as to those matters concerning the laws of New South Wales, Victoria, Western Australia, Queensland, the Australian Capital Territory and the Commonwealth of Australia.

     The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth in the Tax Description. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights generally and to general equity principles.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

     On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

     1. When each of the Documents has been duly and validly completed, authorized, executed and delivered by each and every party thereto substantially in the form filed as an exhibit to the Registration Statement and the Notes have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be legally and validly issued and binding obligations of the Issuer Trustee in its capacity as issuer trustee of the Trust.

     2. While the Tax Description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, we hereby confirm
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Westpac Securitisation Management
Pty Limited
December __, 2001
Page 3

that, if we are acting as federal income tax counsel with respect to any series of Notes, the statements set forth in the Base Prospectus and in the form of Prospectus Supplement (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the headings "United States Federal Income Tax Matters" (as modified by the statements, if any, set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement) "Summary of Terms--U.S. Federal Income Tax Matters" and "Federal Income Tax Consequences" accurately reflect our opinion. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.
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Westpac Securitisation Management
Pty Limited
December __, 2001
Page 4

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "United States Federal Income Tax Matters" and "Legal Matters" set forth in the Base Prospectus and under the headings "Summary of Terms--U.S. Federal Income Tax Matters," "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus Supplement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours,

                                                     /s/ Mayer, Brown & Platt
                                                     MAYER, BROWN & PLATT